Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-245-8717 Emily Duncan Investor Relations 312-394-2345
EXELON REPORTS THIRD QUARTER 2021 RESULTS
Earnings Release Highlights
•GAAP Net Income of $1.23 per share and Adjusted (non-GAAP) Operating Earnings of $1.09 per share for the third quarter of 2021
•Narrowing guidance range for full year 2021 Adjusted (non-GAAP) Operating Earnings from $2.60-$3.00 per share to $2.70-$2.90 per share
•Strong utility reliability performance - every utility achieved top decile in outage frequency, every utility achieved top quartile in outage duration, and all gas utilities achieved top decile in gas odor response
•Generation’s nuclear fleet capacity factor was 96.0% (owned and operated units)
•Federal Energy Regulatory Commission (FERC) approved the planned separation of Generation in August
•Exelon Generation purchased EDF’s 49.99% equity interest in CENG for a net purchase price of $885 million
•Passage of the Illinois Clean Energy Law in September preserved operation of Byron and Dresden generating stations, strengthening the state’s clean energy leadership; the law also contains requirements associated with ComEd’s transition away from the performance-based electric distribution formula rate
•Delmarva Power Maryland filed an electric distribution rate case with the Maryland Public Service Commission (MDPSC) in September seeking an increase in base rates to support an updated depreciation study and continued investments in the system to enhance grid reliability and customer service
•An order from the Delaware Public Service Commission (DPSC) in Delmarva Power Delaware’s electric distribution rate case was received in September
CHICAGO (Nov. 3, 2021) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the third quarter of 2021.
“We achieved several critical milestones during the third quarter, starting with passage of landmark clean energy legislation in Illinois that preserves our nuclear fleet and puts the state on a path to zero emissions by 2045,” said Chris Crane, president and CEO of Exelon. “We also remain on track to complete the separation of our utility and competitive generation businesses in the first quarter of next year, having recently named executive leadership, secured approval from the Federal Energy Regulatory Commission
1

and completed acquisition of EDF’s stake in three of our nuclear plants. We continue to live our values by launching a $36 million Racial Equity Capital Fund to help minority-owned businesses in our communities finance their growth and establishing a $3 million scholarship program for local students attending Historically Black Colleges and Universities.”

“Adjusted (non-GAAP) Operating Earnings of $1.09 per share in the third quarter was $0.05 ahead of the same period last year, driven in part by rate adjustments resulting from our continued investments at the utilities to improve reliability and service for customers,” said Joseph Nigro, senior executive vice president and CFO of Exelon. “Our ongoing capital investments in technology and infrastructure continue to drive strong financial and operational results across our utilities, with each of our electric and gas distribution companies achieving top 10 percent rankings for outage frequency and high marks for customer satisfaction relative to peers. Our Generation fleet also continued to perform at a high level, with nuclear achieving a capacity factor of 96 percent and the Power fleet at a 99.4 percent dispatch match and 95.8 percent wind/solar energy capture rate. Based on our results to date, we are narrowing our 2021 earnings per share guidance range to $2.70 to $2.90 per share from $2.60 to $3.00 per share.”
Third Quarter 2021
Exelon's GAAP Net Income for the third quarter of 2021 increased to $1.23 per share from $0.51 GAAP Net Income per share in the third quarter of 2020. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 increased to $1.09 per share from $1.04 per share in the third quarter of 2020. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 6.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2021 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution earnings at ComEd from higher rate base and higher allowed ROE due to an increase in treasury rates; the favorable impacts of the multi-year plan at BGE; and regulatory rate increases at PHI.
•Lower Generation earnings primarily due to higher net unrealized and realized losses on equity investments, lower capacity revenues, and increased nuclear outage days, partially offset by increased revenue from ZECs in New York and higher realized gains on nuclear decommissioning trust (NDT) funds.
Operating Company Results1
ComEd
ComEd's third quarter of 2021 GAAP Net Income increased to $220 million from a GAAP Net Income of $196 million in the third quarter of 2020. ComEd's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 increased to $224 million from $197 million in the third quarter of 2020, primarily due to higher electric distribution earnings from higher rate base and higher allowed ROE due to an increase in treasury rates. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.
2

PECO
PECO’s third quarter of 2021 GAAP Net Income decreased to $111 million from $138 million in the third quarter of 2020. PECO's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 decreased to $114 million from $141 million in the third quarter of 2020, primarily due to an increase in storm cost activity, net of tax repair deductions.
BGE
BGE’s third quarter of 2021 GAAP Net Income decreased to $36 million from $53 million in the third quarter of 2020. BGE's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 decreased to $40 million from $54 million in the third quarter of 2020. The decrease includes the impacts of higher depreciation and amortization expense partially offset by the favorable impacts of the multi-year plan. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s third quarter of 2021 GAAP Net Income increased to $266 million from $216 million in the third quarter of 2020. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 increased to $272 million from $220 million in the third quarter of 2020, primarily due to distribution rate increases at DPL and Pepco. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Generation
Generation's third quarter of 2021 GAAP Net Income increased to $607 million from $49 million in the third quarter of 2020. Generation's Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 decreased to $427 million from $456 million in the third quarter of 2020, primarily due to higher net unrealized and realized losses on equity investments, lower capacity revenues, and increased nuclear outage days, partially offset by increased revenue from ZECs in New York and higher realized gains on NDT funds.
As of Sept. 30, 2021, the percentage of expected generation hedged is 96%-99% for the remainder of 2021.
Recent Developments and Third Quarter Highlights
•Planned Separation: On Aug. 24, 2021, the FERC approved the planned separation of Generation and on Sept. 23, 2021, Exelon received a private letter ruling from the Internal Revenue Service (IRS) confirming the tax-free treatment of the planned separation. Exelon is targeting the completion of the separation in the first quarter of 2022.

•Clean Energy Law and Reversal of Decision to Early Retire Byron and Dresden Nuclear Facilities: On Sept. 15, 2021, the Illinois Public Act 102-0662 was signed into law by the Governor of Illinois (“Clean Energy Law”). The Clean Energy Law establishes decarbonization requirements for Illinois as well as programs to support the retention and development of emissions-free sources of electricity including the authorization of 54.5 million carbon mitigation credits for qualifying nuclear plants for a five-year period beginning on June 1, 2022 through May 31, 2027 in which the Byron, Dresden and Braidwood nuclear plants will be eligible to participate in the procurement process. With the passage of the Clean Energy Law, Generation has reversed its decision to permanently cease generation operations at the Byron and Dresden nuclear plants
3

given the opportunity for additional revenue. In addition, Generation no longer considers the Braidwood or LaSalle nuclear plants to be at risk for premature retirement. Pursuant to this development, in the third quarter of 2021 Exelon and Generation reversed $94 million of the one-time charges initially recorded in 2020 associated with the early retirements and adjusted the expected economic useful life to 2044 and 2046 for Byron Units 1 and 2, respectively, and to 2029 and 2031 for Dresden Units 2 and 3, respectively, the end of the respective operating license for each unit.

The Clean Energy Law also contains requirements associated with ComEd’s transition away from the performance-based electric distribution formula rate. The law authorizing that rate setting process sunsets at the end of 2022. The Clean Energy Law, and tariffs adopted under it, governs both the remaining reconciliations of rates set under that process and requires ComEd to file in 2023 its choice of either a general rate case or a four-year multi-year plan to set rates that take effect in 2024. If ComEd elects to file a multi-year plan, that plan would set rates for 2024 – 2027, based on forecasted revenue requirements and an Illinois Commerce Commission determined rate of return on rate base, including the cost of common equity.

•CENG Put Option: On Aug. 6, 2021, Generation and Electricite de France SA (EDF) entered into a settlement agreement pursuant to which Generation, through a wholly owned subsidiary, purchased EDF’s equity interest in Constellation Energy Nuclear Group, LLC (CENG) for a net purchase price of $885 million.

In connection with the settlement agreement, on Aug. 6, 2021, Generation entered into a term loan agreement of approximately of $880 million to fund the transaction, which will expire on Aug. 5, 2022. Pursuant to the loan agreement, loans made thereunder bear interest at a variable rate equal to LIBOR plus 0.875% until March 31, 2022 and a rate of LIBOR plus 1% thereafter and all indebtedness thereunder is unsecured.

•DPL Delaware Electric Distribution Base Rate Case: On Sept. 15, 2021, the DPSC approved an increase in DPL's annual electric distribution base rates of $14 million, reflecting an ROE of 9.6%. Interim rates went into effect on Oct. 6, 2020, subject to refund. Rates associated with the approved order were effective on Sept. 17, 2021.
•DPL Maryland Electric Distribution Base Rate Case: On Sept. 1, 2021, DPL filed an application with the MDPSC to increase its annual electric distribution base rates by $29 million, reflecting an ROE of 10.1%. DPL expects a decision in the first quarter of 2022 but cannot predict if the MDPSC will approve the application as filed.
•ACE Conservation Incentive Program (CIP): On April 27, 2021, the New Jersey Board of Public Utilities approved a settlement filed by ACE that included ACE’s ability to implement a CIP prospectively effective July 1, 2021 which would eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution revenue for most customers. As a result of this decoupling mechanism, operating revenues will no longer be impacted by abnormal weather or usage for most customers.
•Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100% of the CENG units, produced 44,850 gigawatt-hours (GWhs) in the third quarter of 2021, compared with 44,884 GWhs in the third quarter of 2020. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 96.0% capacity factor for the third quarter of 2021, compared with 96.0% for the third quarter of 2020. The number of planned
4

refueling outage days in the third quarter of 2021 totaled 22, compared with 17 in the third quarter of 2020. There were no non-refueling outage days in the third quarter of 2021 and four in the third quarter of 2020.
•Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 99.4% in the third quarter of 2021, compared with 98.9% in the third quarter of 2020.
Energy Capture for the wind and solar fleet was 95.8% in the third quarter of 2021, compared with 91.9% in the third quarter of 2020.
•Financing Activities:
◦On Aug. 12, 2021, ComEd issued $450 million of its First Mortgage 2.75% Bonds, Series 131, due Sept. 1, 2051. ComEd used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On Sept. 14, 2021, PECO issued $375 million of its First and Refunding Mortgage Bonds, 2.85% Series, due Sept. 15, 2051. PECO used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On Sept. 28, 2021, Pepco issued $125 million of its First Mortgage Bonds 3.29% Series, due Sept. 28, 2051. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.
5

GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2021 GAAP Net Income (Loss)	$1.23	$1,203	$220	$111	$36	$266	$607
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $192 and $190, respectively)	(0.57)	(559)	—	—	—	—	(565)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $70)	0.06	55	—	—	—	—	55
Asset Impairments (net of taxes of $11)	0.03	33	—	—	—	—	33
Plant Retirements and Divestitures (net of taxes of $71)	0.22	211	—	—	—	—	211
Cost Management Program (net of taxes of $1)	0.01	6	—	1	1	1	3
Change in Environmental Liabilities (net of taxes of $1)	—	4	—	—	—	—	4
COVID-19 Direct Costs (net of taxes of $1, $0, $0, $0, and $1, respectively)	0.01	7	—	1	1	1	4
Asset Retirement Obligation (net of taxes of $12, $1, and $13, respectively)	(0.04)	(35)	—	—	—	2	(37)
Acquisition Related Costs (net of taxes of $2)	0.01	7	—	—	—	—	7
ERP System Implementation Costs (net of taxes of $1)	—	4	—	—	—	—	4
Planned Separation Costs (net of taxes of $10, $2, $1, $1, $1, and $4, respectively)	0.03	27	4	2	2	3	12
Costs Related to Suspension of Contractual Offset (net of taxes of $33)	0.11	107	—	—	—	—	107
Income Tax-Related Adjustments (entire amount represents tax expense)	0.02	19	—	—	—	—	(2)
Noncontrolling Interests (net of taxes of $5)	(0.02)	(17)	—	—	—	—	(17)
2021 Adjusted (non-GAAP) Operating Earnings	$1.09	$1,070	$224	$114	$40	$272	$427
6

Adjusted (non-GAAP) Operating Earnings for the third quarter of 2020 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2020 GAAP Net Income (Loss)	$0.51	$501	$196	$138	$53	$216	$49
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $62 and $64, respectively)	(0.19)	(183)	—	—	—	—	(192)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161)	(0.18)	(172)	—	—	—	—	(172)
Asset Impairments (net of taxes of $126)	0.38	375	—	—	—	—	375
Plant Retirements and Divestitures (net of taxes of $111)	0.34	329	—	—	—	—	329
Cost Management Program (net of taxes of $5, $0, $0, $1, and $4, respectively)	0.02	15	—	1	1	1	12
Change in Environmental Liabilities (net of taxes of $6)	0.02	17	—	—	—	—	17
COVID-19 Direct Costs (net of taxes of $3, $1, $0, and $2, respectively)	0.01	10	—	2	—	1	7
Asset Retirement Obligation (net of taxes of $1)	—	3	—	—	—	3	—
Acquisition Related Costs (net of taxes of $1)	—	2	—	—	—	—	2
Income Tax-Related Adjustments (entire amount represents tax expense)	0.06	62	—	—	—	(1)	(28)
Noncontrolling Interests (net of taxes of $12)	0.06	57	—	—	—	—	57
2020 Adjusted (non-GAAP) Operating Earnings	$1.04	$1,017	$197	$141	$54	$220	$456
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 56.2% and 48.3% for the three months ended Sept. 30, 2021 and 2020, respectively.

7

Webcast Information
Exelon will discuss third quarter 2021 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (Nasdaq: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia, and Canada and had 2020 revenue of $33 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey, and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO, and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 31,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector, and business customers, including three fourths of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Nov. 3, 2021.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties including, among others, those related to the timing, manner, tax-free nature, and expected benefits associated with the potential separation of Exelon’s competitive power generation and customer-facing energy business from its six regulated electric and gas utilities. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future
8

events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2020 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' Third Quarter 2021 Quarterly Report on Form 10-Q (to be filed on Nov. 3, 2021) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

9

Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Three Months Ended September 30, 2021
Operating revenues	$1,789	$818	$770	$1,470	$4,406	$(343)	$8,910
Operating expenses
Purchased power and fuel	703	277	290	540	1,546	(323)	3,033
Operating and maintenance	330	263	205	278	938	(22)	1,992
Depreciation and amortization	304	86	142	210	866	16	1,624
Taxes other than income taxes	91	51	72	127	115	12	468
Total operating expenses	1,428	677	709	1,155	3,465	(317)	7,117
Gain on sales of assets and businesses	—	—	—	—	65	—	65
Operating income (loss)	361	141	61	315	1,006	(26)	1,858
Other income and (deductions)
Interest expense, net	(98)	(40)	(36)	(67)	(77)	(79)	(397)
Other, net	13	7	7	16	(115)	17	(55)
Total other income and (deductions)	(85)	(33)	(29)	(51)	(192)	(62)	(452)
Income (loss) before income taxes	276	108	32	264	814	(88)	1,406
Income taxes	56	(3)	(4)	(2)	177	(50)	174
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(4)	1	(3)
Net income (loss)	220	111	36	266	633	(37)	1,229
Net income attributable to noncontrolling interests	—	—	—	—	26	—	26
Net income (loss) attributable to common shareholders	$220	$111	$36	$266	$607	$(37)	$1,203

Three Months Ended September 30, 2020
Operating revenues	$1,643	$813	$731	$1,368	$4,659	$(361)	$8,853
Operating expenses
Purchased power and fuel	606	269	250	506	2,314	(331)	3,614
Operating and maintenance	321	251	191	275	1,737	(43)	2,732
Depreciation and amortization	294	85	133	200	558	19	1,289
Taxes other than income taxes	81	53	68	121	118	11	452
Total operating expenses	1,302	658	642	1,102	4,727	(344)	8,087
Gain on sales of assets and businesses	—	—	—	—	—	3	3
Operating income (loss)	341	155	89	266	(68)	(14)	769
Other income and (deductions)
Interest expense, net	(95)	(39)	(34)	(67)	(80)	(89)	(404)
Other, net	10	6	6	16	367	16	421
Total other income and (deductions)	(85)	(33)	(28)	(51)	287	(73)	17
Income (loss) before income taxes	256	122	61	215	219	(87)	786
Income taxes	60	(16)	8	(1)	100	65	216
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(2)	1	(1)
Net income (loss)	196	138	53	216	117	(151)	569
Net income attributable to noncontrolling interests	—	—	—	—	68	—	68
Net income (loss) attributable to common shareholders	$196	$138	$53	$216	$49	$(151)	$501

Change in Net income from 2020 to 2021	$24	$(27)	$(17)	$50	$558	$114	$702

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Generation	Other (a)	Exelon
Nine Months Ended September 30, 2021
Operating revenues	$4,840	$2,399	$2,426	$3,854	$14,117	$(921)	$26,715
Operating expenses
Purchased power and fuel	1,728	800	840	1,414	8,103	(868)	12,017
Operating and maintenance	969	706	595	790	3,413	(57)	6,416
Depreciation and amortization	893	259	434	614	2,735	53	4,988
Taxes other than income taxes	243	143	211	349	354	37	1,337
Total operating expenses	3,833	1,908	2,080	3,167	14,605	(835)	24,758
Gain on sales of assets and businesses	—	—	—	—	144	3	147
Operating income (loss)	1,007	491	346	687	(344)	(83)	2,104
Other income and (deductions)
Interest expense, net	(292)	(119)	(103)	(201)	(225)	(240)	(1,180)
Other, net	35	20	23	52	561	60	751
Total other income and (deductions)	(257)	(99)	(80)	(149)	336	(180)	(429)
Income (loss) before income taxes	750	392	266	538	(8)	(263)	1,675
Income taxes	141	9	(24)	3	108	(8)	229
Equity in (losses) earnings of unconsolidated affiliates	—	—	—	—	(6)	1	(5)
Net income (loss)	609	383	290	535	(122)	(254)	1,441
Net income attributable to noncontrolling interests	—	—	—	—	125	1	126
Net income (loss) attributable to common shareholders	$609	$383	$290	$535	$(247)	$(255)	$1,315

Nine Months Ended September 30, 2020
Operating revenues	$4,499	$2,306	$2,284	$3,554	$13,272	$(990)	$24,925
Operating expenses
Purchased power and fuel	1,557	768	731	1,316	6,961	(927)	10,406
Operating and maintenance	1,173	742	567	813	4,188	(113)	7,370
Depreciation and amortization	841	259	405	585	1,161	61	3,312
Taxes other than income taxes	227	131	200	343	364	34	1,299
Total operating expenses	3,798	1,900	1,903	3,057	12,674	(945)	22,387
Gain on sales of assets and businesses	—	—	—	2	12	2	16
Operating income (loss)	701	406	381	499	610	(43)	2,554
Other income and (deductions)
Interest expense, net	(287)	(108)	(99)	(201)	(277)	(269)	(1,241)
Other, net	32	12	17	42	199	50	352
Total other income and (deductions)	(255)	(96)	(82)	(159)	(78)	(219)	(889)
Income (loss) before income taxes	446	310	299	340	532	(262)	1,665
Income taxes	142	(7)	26	(77)	41	16	141
Equity in earnings (losses) of unconsolidated affiliates	—	—	—	1	(6)	—	(5)
Net income (loss)	304	317	273	418	485	(278)	1,519
Net loss attributable to noncontrolling interests	—	—	—	—	(85)	—	(85)
Net income (loss) attributable to common shareholders	$304	$317	$273	$418	$570	$(278)	$1,604

Change in Net income from 2020 to 2021	$305	$66	$17	$117	$(817)	$23	$(289)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$2,957	$663
Restricted cash and cash equivalents	473	438
Accounts receivable
Customer accounts receivable	3,530	3,597
Customer allowance for credit losses	(409)	(366)
Customer accounts receivable, net	3,121	3,231
Other accounts receivable	1,616	1,469
Other allowance for credit losses	(77)	(71)
Other accounts receivable, net	1,539	1,398
Mark-to-market derivative assets	1,507	644
Unamortized energy contract assets	36	38
Inventories, net
Fossil fuel and emission allowances	343	297
Materials and supplies	1,475	1,425
Regulatory assets	1,258	1,228
Renewable energy credits	492	633
Assets held for sale	11	958
Other	1,665	1,609
Total current assets	14,877	12,562
Property, plant, and equipment, net	82,852	82,584
Deferred debits and other assets
Regulatory assets	8,628	8,759
Nuclear decommissioning trust funds	15,404	14,464
Investments	435	440
Goodwill	6,677	6,677
Mark-to-market derivative assets	665	555
Unamortized energy contract assets	265	294
Other	2,818	2,982
Total deferred debits and other assets	34,892	34,171
Total assets	$132,621	$129,317

	September 30, 2021	December 31, 2020
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$2,667	$2,031
Long-term debt due within one year	3,375	1,819
Accounts payable	3,694	3,562
Accrued expenses	1,949	2,078
Payables to affiliates	5	5
Regulatory liabilities	460	581
Mark-to-market derivative liabilities	1,717	295
Unamortized energy contract liabilities	92	100
Renewable energy credit obligation	684	661
Liabilities held for sale	3	375
Other	1,180	1,264
Total current liabilities	15,826	12,771
Long-term debt	35,269	35,093
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	13,816	13,035
Asset retirement obligations	12,907	12,300
Pension obligations	3,777	4,503
Non-pension postretirement benefit obligations	1,980	2,011
Spent nuclear fuel obligation	1,209	1,208
Regulatory liabilities	9,448	9,485
Mark-to-market derivative liabilities	721	473
Unamortized energy contract liabilities	169	238
Other	2,850	2,942
Total deferred credits and other liabilities	46,877	46,195
Total liabilities	98,362	94,449
Commitments and contingencies
Shareholders’ equity
Common stock	20,271	19,373
Treasury stock, at cost	(123)	(123)
Retained earnings	16,926	16,735
Accumulated other comprehensive loss, net	(3,223)	(3,400)
Total shareholders’ equity	33,851	32,585
Noncontrolling interests	408	2,283
Total equity	34,259	34,868
Total liabilities and shareholders’ equity	$132,621	$129,317

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income	$1,441	$1,519
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	6,204	4,419
Asset impairments	541	567
Gain on sales of assets and businesses	(147)	(16)
Deferred income taxes and amortization of investment tax credits	(45)	164
Net fair value changes related to derivatives	(1,244)	(448)
Net realized and unrealized gains on NDT funds	(383)	(59)
Net unrealized losses on equity investments	83	—
Other non-cash operating activities	(293)	988
Changes in assets and liabilities:
Accounts receivable	(254)	1,195
Inventories	(101)	(67)
Accounts payable and accrued expenses	354	(519)
Option premiums paid, net	(186)	(131)
Collateral received, net	2,111	644
Income taxes	250	(31)
Pension and non-pension postretirement benefit contributions	(602)	(580)
Other assets and liabilities	(3,588)	(3,423)
Net cash flows provided by operating activities	4,141	4,222
Cash flows from investing activities
Capital expenditures	(5,970)	(5,606)
Proceeds from NDT fund sales	5,766	3,370
Investment in NDT funds	(5,900)	(3,438)
Collection of DPP	3,052	2,518
Proceeds from sales of assets and businesses	801	46
Other investing activities	40	(2)
Net cash flows used in investing activities	(2,211)	(3,112)
Cash flows from financing activities
Changes in short-term borrowings	(744)	(689)
Proceeds from short-term borrowings with maturities greater than 90 days	1,380	500
Issuance of long-term debt	3,406	6,756
Retirement of long-term debt	(1,618)	(5,158)
Dividends paid on common stock	(1,121)	(1,119)
Acquisition of CENG noncontrolling interest	(885)	—
Proceeds from employee stock plans	63	62
Other financing activities	(93)	(104)
Net cash flows provided by financing activities	388	248
Increase in cash, restricted cash, and cash equivalents	2,318	1,358
Cash, restricted cash, and cash equivalents at beginning of period	1,166	1,122
Cash, restricted cash, and cash equivalents at end of period	$3,484	$2,480

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended September 30, 2021 and 2020
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2020 GAAP Net Income (Loss)	$0.51	$196		$138		$53		$216		$49	$(151)	$501
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $64, $2, and $62, respectively)	(0.19)	—		—		—		—		(192)	9	(183)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $161) (1)	(0.18)	—		—		—		—		(172)	—	(172)
Asset Impairments (net of taxes of $126) (2)	0.38	—		—		—		—		375	—	375
Plant Retirements and Divestitures (net of taxes of $111) (3)	0.34	—		—		—		—		329	—	329
Cost Management Program (net of taxes of $0, $0, $1, $4, and $5, respectively) (4)	0.02	—		1		1		1		12	—	15
Change in Environmental Liabilities (net of taxes of $6)	0.02	—		—		—		—		17	—	17
COVID-19 Direct Costs (net of taxes of $1, $0, $2, and $3, respectively) (5)	0.01	—		2		—		1		7	—	10
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		3		—	—	3
Acquisition Related Costs (net of taxes of $1) (6)	—	—		—		—		—		2	—	2
Income Tax-Related Adjustments (entire amount represents tax expense) (7)	0.06	—		—		—		(1)		(28)	91	62
Noncontrolling Interest (net of taxes of $12) (8)	0.06	—		—		—		—		57	—	57
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	1.04	197		141		54		220		456	(51)	1,017

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	(0.01)	—	(b)	(10)		—	(b)	(4)	(b)	—	—	(14)
Load	0.01	—	(b)	6		—	(b)	1	(b)	—	—	7
Other Energy Delivery (13)	0.09	35	(c)	1	(c)	(1)	(c)	51	(c)	—	—	86
Generation, Excluding Mark-to-Market:
Nuclear Volume	—	—		—		—		—		(3)	—	(3)
Nuclear Fuel Cost (14)	0.01	—		—		—		—		11	—	11
Capacity Revenue (15)	(0.03)	—		—		—		—		(34)	—	(34)
Market and Portfolio Conditions (16)	0.05	—		—		—		—		51	—	51
Operating and Maintenance Expense:
Labor, Contracting and Materials	0.02	3		4		(2)		(6)		19	—	18
Planned Nuclear Refueling Outages (17)	(0.01)	—		—		—		—		(12)	—	(12)
Pension and Non-Pension Postretirement Benefits	—	(1)		—		—		2		(4)	1	(2)
Other Operating and Maintenance	(0.04)	(4)		(12)		(6)		3		(24)	—	(43)
Depreciation and Amortization Expense (18)	(0.02)	(7)		(1)		(7)		(7)		2	1	(19)
Interest Expense, Net	(0.01)	(2)		(1)		(1)		—		—	(1)	(5)
Income Taxes (19)	0.07	9		(16)		4		16		12	46	71
Noncontrolling Interests (20)	(0.03)	—		—		—		—		(29)	—	(29)
Other (21)	(0.03)	(6)		2		(1)		(4)		(18)	(3)	(30)
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	0.05	27		(27)		(14)		52		(29)	44	53

2021 GAAP Net Income (Loss)	1.23	220		111		36		266		607	(37)	1,203
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $190, $2, and $192, respectively)	(0.57)	—		—		—		—		(565)	6	(559)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $70) (1)	0.06	—		—		—		—		55	—	55
Asset Impairments (net of taxes of $11) (2)	0.03	—		—		—		—		33	—	33
Plant Retirements and Divestitures (net of taxes of $71) (3)	0.22	—		—		—		—		211	—	211
Cost Management Program (net of taxes of $1) (4)	0.01	—		1		1		1		3	—	6
Change in Environmental Liabilities (net of taxes of $1)	—	—		—		—		—		4	—	4
COVID-19 Direct Costs (net of taxes of $0, $0, $0, $1, and $1, respectively) (5)	0.01	—		1		1		1		4	—	7
Asset Retirement Obligation (net of taxes of $1, $13, and $12) (9)	(0.04)	—		—		—		2		(37)	—	(35)
Acquisition Related Costs (net of taxes of $2) (6)	0.01	—		—		—		—		7	—	7
ERP System Implementation Costs (net of taxes of $1) (10)	—	—		—		—		—		4	—	4
Planned Separation Costs (net of taxes of $2, $1, $1, $1, $4, $1, and $10, respectively) (11)	0.03	4		2		2		3		12	4	27
Costs Related to Suspension of Contractual Offset (net of taxes of $33) (12)	0.11	—		—		—		—		107	—	107
Income Tax-Related Adjustments (entire amount represents tax expense) (7)	0.02	—		—		—		—		(2)	21	19
Noncontrolling Interest (net of taxes of $5) (8)	(0.02)	—		—		—		—		(17)	—	(17)
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.09	$224		$114		$40		$272		$427	$(7)	$1,070

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 56.2% and 48.3% for the three months ended September 30, 2021 and 2020, respectively.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(2)In 2020, primarily reflects an impairment in the New England asset group. In 2021, reflects an impairment of a wind project at Generation.
(3)In 2020, primarily reflects one-time charges and accelerated depreciation and amortization expenses associated with Generation’s decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2021, primarily reflects accelerated depreciation and amortization associated with Generation's decisions to early retire Byron and Dresden, partially offset by reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden on September 15, 2021. Depreciation for Byron and Dresden was adjusted beginning September 15, 2021 to reflect the extended useful life estimates.
(4)Primarily represents reorganization and severance costs related to cost management programs.
(5)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(6)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(7)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(8)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021 and the noncontrolling interest portion of a wind project impairment.
(9)For Generation, reflects an adjustment to the nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update in the third quarter of 2021.
(10)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(11)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(12)Decommissioning-related activities for the former ComEd and PECO units (Regulatory Agreement Units), net of applicable taxes, including realized and unrealized gains and losses on the NDT funds, depreciation of the ARC, and accretion of the decommissioning obligation, are generally offset within Exelon’s and Generation’s consolidated statements of operations. These costs reflect the impact of suspension of contractual offset for the Byron units beginning in the second quarter of 2021 through September 15, 2021. With Generation's September 15, 2021 reversal of the previous decision to retire Byron, Generation resumed contractual offset for Byron as of that date.
(13)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues (due to higher rate base, higher electric distribution ROE due to increased treasury rates, and higher fully recoverable costs). For PHI, reflects increased revenue primarily due to distribution rate increases and increased transmission revenues.
(14)Primarily reflects a decrease in fuel prices.
(15)Reflects decreased capacity revenues in the Mid-Atlantic, Midwest, and Other Power Regions, partially offset by increased revenues in New York.
(16)Primarily reflects an increase in New York ZEC revenues due to higher generation and an increase in ZEC prices and higher gas revenues, net of fuel costs, due to higher natural gas prices.
(17)Primarily reflects an increase in the number of nuclear outage days in 2021, excluding Salem.
(18)Reflects ongoing capital expenditures across all utilities.
(19)For PECO, primarily reflects a decrease in the tax repairs deduction. For BGE, primarily reflects the multi-year plan which resulted in the acceleration of certain income tax benefits. For PHI, primarily due to a distribution rate case settlement which allows PHI to retain certain tax benefits. For Generation and Corporate, primarily reflects the reversal of part of the tax expense recorded in the first quarter, due to the loss before income taxes at Generation due to the February 2021 extreme cold weather event.
(20)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021.
(21)For Generation, primarily reflects net unrealized and realized losses on equity investments, partially offset by higher realized NDT fund gains.

Exelon
Reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Nine Months Ended September 30, 2021 and 2020
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Generation	Other (a)	Exelon
2020 GAAP Net Income (Loss)	$1.64	$304		$317		$273		$418		$570	$(278)	$1,604
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $117, $5, and $112, respectively)	(0.34)	—		—		—		—		(349)	20	(329)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $31) (1)	0.01	—		—		—		—		8	—	8
Asset Impairments (net of taxes of $4, $130, and $134, respectively) (2)	0.40	11		—		—		—		385	—	396
Plant Retirements and Divestitures (net of taxes of $117) (3)	0.36	—		—		—		—		348	—	348
Cost Management Program (net of taxes of $1, $1, $2, $8, $1, and $11, respectively) (4)	0.03	—		2		2		6		26	(2)	34
Change in Environmental Liabilities (net of taxes of $6)	0.02	—		—		—		—		18	—	18
COVID-19 Direct Costs (net of taxes of $3, $1, $1, $8, and $13, respectively) (5)	0.04	—		7		4		3		23	—	37
Deferred Prosecution Agreement Payments (net of taxes of $0) (6)	0.20	200		—		—		—		—	—	200
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		3		—	—	3
Acquisition Related Costs (net of taxes of $1) (7)	—	—		—		—		—		2	—	2
Income Tax-Related Adjustments (entire amount represents tax expense) (8)	0.07	—		—		—		(1)		(28)	95	66
Noncontrolling Interests (net of taxes of $2) (9)	0.02	—		—		—		—		17	—	17
2020 Adjusted (non-GAAP) Operating Earnings (Loss)	2.46	514		326		279		429		1,020	(165)	2,403

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
ComEd, PECO, BGE and PHI:
Weather	0.03	—	(b)	24		—	(b)	3	(b)	—	—	27
Load	0.03	—	(b)	13		—	(b)	14	(b)	—	—	27
Other Energy Delivery (14)	0.29	121	(c)	6	(c)	24	(c)	129	(c)	—	—	280
Generation, Excluding Mark-to-Market:
Nuclear Volume (15)	0.01	—		—		—		—		9	—	9
Nuclear Fuel Cost (16)	0.02	—		—		—		—		22	—	22
Capacity Revenue (17)	(0.01)	—		—		—		—		(13)	—	(13)
Market and Portfolio Conditions (18)	(0.74)	—		—		—		—		(721)	—	(721)
Operating and Maintenance Expense:
Labor, Contracting and Materials	—	(4)		(11)		(4)		1		22	—	4
Planned Nuclear Refueling Outages (19)	0.04	—		—		—		—		37	—	37
Pension and Non-Pension Postretirement Benefits	—	(2)		(1)		(1)		6		(2)	3	3
Other Operating and Maintenance (20)	—	6		35		(14)		8		(24)	(8)	3
Depreciation and Amortization Expense (21)	(0.08)	(38)		—		(21)		(21)		(1)	7	(74)
Interest Expense, Net	(0.02)	(5)		(8)		(3)		—		16	(19)	(19)
Income Taxes (22)	(0.12)	32		8		42		(25)		(130)	(43)	(116)
Noncontrolling Interests (23)	(0.16)	—		—		—		—		(161)	—	(161)
Other (24)	0.17	(7)		(1)		(4)		2		176	2	168
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	(0.54)	103		65		19		117		(770)	(58)	(524)

2021 GAAP Net Income (Loss)	1.34	609		383		290		535		(247)	(255)	1,315
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $314, $3, and $317, respectively)	(0.94)	—		—		—		—		(933)	9	(924)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $24) (1)	(0.03)	—		—		—		—		(32)	—	(32)
Asset Impairments (net of taxes of $135) (2)	0.41	—		—		—		—		401	—	401
Plant Retirements and Divestitures (net of taxes of $290) (3)	0.88	—		—		—		—		865	—	865
Cost Management Program (net of taxes of $0, $0, $0, $2, and $2) (4)	0.01	—		1		1		1		7	—	10
Change in Environmental Liabilities (net of taxes of $2)	0.01	—		—		—		—		6	—	6
COVID-19 Direct Costs (net of taxes of $1, $1, $1, $6, and $9, respectively) (5)	0.02	—		3		2		2		17	—	24
Asset Retirement Obligation (net of taxes of $1, $13, and $12) (10)	(0.04)	—		—		—		2		(37)	—	(35)
Acquisition Related Costs (net of taxes of $5) (7)	0.02	—		—		—		—		15	—	15
ERP System Implementation Costs (net of taxes of $0, $0, $0, $2, and $2, respectively) (11)	0.01	—		1		1		1		7	—	10
Planned Separation Costs (net of taxes of $3, $1, $1, $2, $6, $3, and $16, respectively) (12)	0.05	7		3		4		5		19	8	46
Costs Related to Suspension of Contractual Offset (net of taxes of $45) (13)	0.15	—		—		—		—		148	—	148
Income Tax-Related Adjustments (entire amount represents tax expense) (8)	0.02	—		—		—		—		(2)	17	15
Noncontrolling Interests (net of taxes of $2) (9)	0.02	—		—		—		—		16	—	16
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.92	$617		$391		$298		$546		$250	$(223)	$1,879

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2021 and 2020 ranged from 25.0% to 29.0%. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 42.4% and 134.1% for the nine months ended September 30, 2021 and 2020, respectively.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(2)In 2020, reflects an impairment at ComEd related to the acquisition of transmission assets and an impairment in the New England asset group in the third quarter of 2020. In 2021, reflects an impairment in the New England asset group, an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility, and an impairment of a wind project at Generation.
(3)In 2020, primarily reflects one-time charges and accelerated depreciation and amortization expenses associated with Generation’s decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024. In 2021, primarily reflects accelerated depreciation and amortization associated with Generation's decisions to early retire Byron, Dresden, and Mystic Units 8 and 9, partially offset by reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden on September 15, 2021 and a gain on sale of Generation's solar business. Depreciation for Byron and Dresden was adjusted beginning September 15, 2021 to reflect the extended useful life estimates.
(4)Primarily represents reorganization and severance costs related to cost management programs.
(5)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(6)Reflects the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(7)Reflects costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(8)Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment.
(9)Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021 and the noncontrolling interest portion of a wind project impairment.
(10)For Generation, reflects an adjustment to the nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update in the third quarter of 2021.
(11)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(12)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(13)Decommissioning-related activities for the former ComEd and PECO units (Regulatory Agreement Units), net of applicable taxes, including realized and unrealized gains and losses on the NDT funds, depreciation of the ARC, and accretion of the decommissioning obligation, are generally offset within Exelon’s and Generation’s consolidated statements of operations. These costs reflect the impact of suspension of contractual offset for the Byron units beginning in the second quarter of 2021 through September 15, 2021. With Generation's September 15, 2021 reversal of the previous decision to retire Byron, Generation resumed contractual offset for Byron as of that date.
(14)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues (due to higher rate base, higher electric distribution ROE due to increased treasury rates, and higher fully recoverable costs). For BGE and PHI, primarily reflects an increase in revenue as a result of the reduction in revenue in 2020 due to the settlement agreement of ongoing transmission related income tax regulatory liabilities. For BGE, also reflects increased distribution revenue due to customer growth. For PHI, also reflects increased revenue primarily due to distribution and transmission rate increases.
(15)Primarily reflects a decrease in nuclear outage days at Salem.
(16)Primarily reflects a decrease in fuel prices.
(17)Reflects decreased capacity revenues in the Midwest and Other Power Regions, partially offset by increased revenues in the Mid-Atlantic and New York.
(18)Primarily reflects the impacts of the February 2021 extreme cold weather event, partially offset by an increase in New York ZEC revenues due to higher generation and an increase in ZEC prices and higher gas revenues, net of fuel costs, due to higher natural gas prices.
(19)Primarily reflects a decrease in the number of nuclear outage days in 2021, excluding Salem.
(20)For PECO, primarily reflects a net decrease in storm costs resulting from the absence of the June and August 2020 storms, partially offset by storm costs in 2021. For PHI, primarily reflects the absence of costs in 2021 due to the August 2020 storms. For Generation, reflects increased credit loss expense primarily due to the impacts of the February 2021 extreme cold weather event, partially offset by a decrease in planned nuclear outage days at Salem in 2021.
(21)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs.
(22)For BGE, primarily due to the multi-year plan which resulted in the acceleration of certain income tax benefits, partially offset by the absence of the impacts associated with the prior year settlement agreement of ongoing transmission related income tax regulatory liabilities. For PHI, primarily due to the absence of the impacts associated with the prior year settlement agreement of ongoing transmission related income tax regulatory liabilities, partially offset by the multi-year plan which resulted in the acceleration of certain income tax benefits and a distribution rate case settlement which allows PHI to retain certain tax benefits. For Generation and Corporate, primarily reflects the timing of tax expense driven primarily by the loss before income taxes at Generation due to the February 2021 extreme cold weather event. These timing impacts will continue to reverse by the end of the year. For Generation, also reflects the absence of a prior year one-time tax settlement.
(23)Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021.
(24)For Generation, primarily reflects higher realized NDT fund gains, partially offset by net unrealized and realized losses on equity investments.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$8,910	$635	(b)	$8,853	$(37)	(b)
Operating expenses
Purchased power and fuel	3,033	1,347	(b),(c)	3,614	194	(b),(c)
Operating and maintenance	1,992	90	(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	2,732	(718)	(c),(d),(e),(f),(g),(j),(l)
Depreciation and amortization	1,624	(573)	(c),(k)	1,289	(262)	(c)
Taxes other than income taxes	468	—		452	—
Total operating expenses	7,117			8,087
Gain on sales of assets and businesses	65	1	(c)	3	—
Operating income	1,858			769
Other income and (deductions)
Interest expense, net	(397)	(1)	(b)	(404)	8	(b)
Other, net	(55)	95	(b),(c),(k),(m)	421	(333)	(m)
Total other income and (deductions)	(452)			17
Income before income taxes	1,406			786
Income taxes	174	(26)	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m),(n)	216	(34)	(b),(c),(d),(e),(f),(g),(j),(l),(m),(n)
Equity in losses of unconsolidated affiliates	(3)	—		(1)	—
Net income	1,229			569
Net income attributable to noncontrolling interests	26	23	(o)	68	(57)	(o)
Net income attributable to common shareholders	$1,203			$501
Effective tax rate(p)	12.4%			27.5%
Earnings per average common share
Basic	$1.23			$0.51
Diluted	$1.23			$0.51
Average common shares outstanding
Basic	979			976
Diluted	980			977
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude primarily accelerated depreciation and amortization associated with Generation's decisions to early retire Byron and Dresden, partially offset by reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden on September 15, 2021. Depreciation for Byron and Dresden was adjusted beginning September 15, 2021 to reflect the extended useful life estimates. In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation’s decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(d)Adjustment to exclude primarily reorganization and severance costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment of a wind project at Generation. In 2020, adjustment to exclude primarily an impairment in the New England asset group.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude changes in environmental liabilities.
(k)Adjustment to exclude the impact of suspension of contractual offset for the Byron units beginning in the second quarter of 2021 through September 15, 2021. With Generation's September 15, 2021, reversal of the previous decision to retire Byron, Generation resumed contractual offset for Byron as of that date.
(l)In 2021, adjustment to exclude an adjustment to the nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update in the third quarter of 2021. In 2020, adjustment to exclude ARO updates.
(m)Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.

(n)Adjustment to exclude primarily the adjustment to deferred income taxes due to changes in forecasted apportionment.
(o)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021 and the noncontrolling interest portion of a wind project impairment.
(p)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 11.6% and 15.0% for the three months ended September 30, 2021 and 2020, respectively.

Exelon
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$26,715	$958	(b)	$24,925	$(238)	(b)
Operating expenses
Purchased power and fuel	12,017	2,052	(b),(c)	10,406	210	(b),(c)
Operating and maintenance	6,416	(98)	(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	7,370	(1,023)	(c),(d),(e),(f),(g),(j),(l),(p)
Depreciation and amortization	4,988	(1,848)	(c),(k)	3,312	(275)	(c)
Taxes other than income taxes	1,337	—		1,299	—
Total operating expenses	24,758			22,387
Gain on sales of assets and businesses	147	(68)	(c)	16	(4)	(b),(c)
Operating income	2,104			2,554
Other income and (deductions)
Interest expense, net	(1,180)	(4)	(b)	(1,241)	48	(b)
Other, net	751	(90)	(b),(c),(k),(m)	352	(22)	(m)
Total other income and (deductions)	(429)			(889)
Income before income taxes	1,675			1,665
Income taxes	229	135	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m),(n)	141	87	(b),(c),(d),(e),(f),(g),(j),(m),(n)
Equity in losses of unconsolidated affiliates	(5)	—		(5)	—
Net income	1,441			1,519
Net income (loss) attributable to noncontrolling interests	126	(10)	(o)	(85)	(15)	(o)
Net income attributable to common shareholders	$1,315			$1,604
Effective tax rate(q)	13.7%			8.5%
Earnings per average common share
Basic	$1.34			$1.64
Diluted	$1.34			$1.64
Average common shares outstanding
Basic	978			976
Diluted	979			976
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude primarily accelerated depreciation and amortization associated with Generation's decisions to early retire Byron, Dresden, and Mystic Units 8 and 9, partially offset by reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden on September 15, 2021 and a gain on sale of Generation's solar business. Depreciation for Byron and Dresden was adjusted beginning September 15, 2021 to reflect the extended useful life estimates. In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation’s decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(d)Adjustment to exclude primarily reorganization and severance costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment in the New England asset group, an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility, and an impairment of a wind project at Generation. In 2020, adjustment to exclude an impairment at ComEd related to the acquisition of transmission assets and an impairment in the New England asset group in the third quarter of 2020.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude changes in environmental liabilities.

(k)Adjustment to exclude the impact of suspension of contractual offset for the Byron units beginning in the second quarter of 2021 through September 15, 2021. With Generation's September 15, 2021, reversal of the previous decision to retire Byron, Generation resumed contractual offset for Byron as of that date.
(l)In 2021, adjustment to exclude an adjustment to the nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update in the third quarter of 2021. In 2020, adjustment to exclude ARO updates.
(m)Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(n)Adjustment to exclude primarily the adjustment to deferred income taxes due to changes in forecasted apportionment.
(o)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021 and the noncontrolling interest portion of a wind project impairment.
(p)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(q)The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 15.4% and 9.0% for the nine months ended September 30, 2021 and 2020, respectively.

ComEd
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,789	$—		$1,643	$—
Operating expenses
Purchased power and fuel	703	—		606	—
Operating and maintenance	330	(6)	(d)	321	—
Depreciation and amortization	304	—		294	—
Taxes other than income taxes	91	—		81	—
Total operating expenses	1,428			1,302
Operating income	361			341
Other income and (deductions)
Interest expense, net	(98)	—		(95)	—
Other, net	13	—		10	—
Total other income and (deductions)	(85)			(85)
Income before income taxes	276			256
Income taxes	56	2	(d)	60	—
Net income	$220			$196

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,840	$—		$4,499	$—
Operating expenses
Purchased power and fuel	1,728	—		1,557	—
Operating and maintenance	969	(10)	(d)	1,173	(215)	(b), (c)
Depreciation and amortization	893	—		841	—
Taxes other than income taxes	243	—		227	—
Total operating expenses	3,833			3,798
Operating income	1,007			701
Other income and (deductions)
Interest expense, net	(292)	—		(287)	—
Other, net	35	—		32	—
Total other income and (deductions)	(257)			(255)
Income before income taxes	750			446
Income taxes	141	3	(d)	142	4	(b)
Net income	$609			$304
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude an impairment related to the acquisition of transmission assets.
(c)Adjustment to exclude the payments made by ComEd under the Deferred Prosecution Agreement, which ComEd entered in July 2020 with the U.S. Attorney’s Office for the Northern District of Illinois.
(d)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.

PECO
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$818	$—		$813	$—
Operating expenses
Purchased power and fuel	277	—		269	—
Operating and maintenance	263	(5)	(b),(c)	251	(4)	(b),(e)
Depreciation and amortization	86	—		85	—
Taxes other than income taxes	51	—		53	—
Total operating expenses	677			658
Operating income	141			155
Other income and (deductions)
Interest expense, net	(40)	—		(39)	—
Other, net	7	—		6	—
Total other income and (deductions)	(33)			(33)
Income before income taxes	108			122
Income taxes	(3)	1	(b),(c)	(16)	1	(b),(e)
Net income	$111			$138

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,399	$—		$2,306	$—
Operating expenses
Purchased power and fuel	800	—		768	—
Operating and maintenance	706	(11)	(b),(c),(d)	742	(13)	(b),(e)
Depreciation and amortization	259	—		259	—
Taxes other than income taxes	143	—		131	—
Total operating expenses	1,908			1,900
Operating income	491			406
Other income and (deductions)
Interest expense, net	(119)	—		(108)	—
Other, net	20	—		12	—
Total other income and (deductions)	(99)			(96)
Income before income taxes	392			310
Income taxes	9	3	(b),(c),(d)	(7)	4	(b),(e)
Net income	$383			$317
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Represents costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(e)Adjustment to exclude reorganization costs related to cost management programs.

BGE
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$770	$—		$731	$—
Operating expenses
Purchased power and fuel	290	—		250	—
Operating and maintenance	205	(5)	(b),(c)	191	(1)	(b),(e)
Depreciation and amortization	142	—		133	—
Taxes other than income taxes	72	—		68	—
Total operating expenses	709			642
Operating income	61			89
Other income and (deductions)
Interest expense, net	(36)	—		(34)	—
Other, net	7	—		6	—
Total other income and (deductions)	(29)			(28)
Income before income taxes	32			61
Income taxes	(4)	1	(b),(c)	8	—
Net income	$36			$53

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,426	$—		$2,284	$—
Operating expenses
Purchased power and fuel	840	—		731	—
Operating and maintenance	595	(11)	(b),(c),(d)	567	(8)	(b),(e)
Depreciation and amortization	434	—		405	—
Taxes other than income taxes	211	—		200	—
Total operating expenses	2,080			1,903
Operating income	346			381
Other income and (deductions)
Interest expense, net	(103)	—		(99)	—
Other, net	23	—		17	—
Total other income and (deductions)	(80)			(82)
Income before income taxes	266			299
Income taxes	(24)	3	(b),(c),(d)	26	2	(b),(e)
Net income	$290			$273
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(e)Adjustment to exclude reorganization costs related to cost management programs.

PHI
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,470	$—		$1,368	$—
Operating expenses
Purchased power and fuel	540	—		506	—
Operating and maintenance	278	(9)	(b),(c),(d),(e),(f)	275	(7)	(d),(e),(f)
Depreciation and amortization	210	—		200	—
Taxes other than income taxes	127	—		121	—
Total operating expenses	1,155			1,102
Operating income	315			266
Other income and (deductions)
Interest expense, net	(67)	—		(67)	—
Other, net	16	—		16	—
Total other income and (deductions)	(51)			(51)
Income before income taxes	264			215
Income taxes	(2)	2	(b),(c),(d),(e),(f)	(1)	3	(d),(e),(f),(g)
Net income	$266			$216

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,854	$—		$3,554	$—
Operating expenses
Purchased power and fuel	1,414	—		1,316	—
Operating and maintenance	790	(15)	(b),(c),(d),(e),(f)	813	(17)	(d),(e),(f)
Depreciation and amortization	614	—		585	—
Taxes other than income taxes	349	—		343	—
Total operating expenses	3,167			3,057
Gain on sales of assets	—	—		2	—
Operating income	687			499
Other income and (deductions)
Interest expense, net	(201)	—		(201)	—
Other, net	52	—		42	—
Total other income and (deductions)	(149)			(159)
Income before income taxes	538			340
Income taxes	3	4	(b),(c),(d),(e),(f)	(77)	6	(d),(e),(f),(g)
Equity in earnings of unconsolidated affiliates	—			1
Net income	$535			$418
__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude reorganization and severance costs related to cost management programs.
(e)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(f)Adjustment to exclude an ARO update.
(g)Adjustment to exclude deferred income taxes due to changes in forecasted appointment.

Generation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,406	$635	(b)	$4,659	$(37)	(b)
Operating expenses
Purchased power and fuel	1,546	1,347	(b),(c)	2,314	194	(b),(c)
Operating and maintenance	938	121	(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	1,737	(706)	(c),(d),(e),(f),(g),(j)
Depreciation and amortization	866	(573)	(c),(k)	558	(262)	(c)
Taxes other than income taxes	115	—		118	—
Total operating expenses	3,465			4,727
Gain on sales of assets and businesses	65	1	(c)	—	—
Operating income (loss)	1,006			(68)
Other income and (deductions)
Interest expense, net	(77)	(1)	(b)	(80)	(2)	(b)
Other, net	(115)	91	(c),(k),(m)	367	(333)	(m)
Total other income and (deductions)	(192)			287
Income before income taxes	814			219
Income taxes	177	(11)	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m),(n)	100	52	(b),(c),(d),(e),(f),(g),(j),(m),(n)
Equity in losses of unconsolidated affiliates	(4)	—		(2)	—
Net income	633			117
Net income attributable to noncontrolling interests	26	23	(o)	68	(57)	(o)
Net income attributable to membership interest	$607			$49

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$14,117	$958	(b)	$13,272	$(238)	(b)
Operating expenses
Purchased power and fuel	8,103	2,052	(b),(c)	6,961	210	(b),(c)
Operating and maintenance	3,413	(40)	(c),(d),(e),(f),(g),(h),(i),(j),(k),(l)	4,188	(773)	(c),(d),(e),(f),(g),(j)
Depreciation and amortization	2,735	(1,848)	(c),(k)	1,161	(275)	(c)
Taxes other than income taxes	354	—		364	—
Total operating expenses	14,605			12,674
Gain on sales of assets and businesses	144	(68)	(c)	12	(4)	(b),(c)
Operating (loss) income	(344)			610
Other income and (deductions)
Interest expense, net	(225)	(4)	(b)	(277)	10	(b)
Other, net	561	(96)	(c),(k),(m)	199	(22)	(m)
Total other income and (deductions)	336			(78)
(Loss) income before income taxes	(8)			532
Income taxes	108	139	(b),(c),(d),(e),(f),(g),(h),(i),(j),(k),(l),(m),(n)	41	149	(b),(c),(d),(e),(f),(g),(j),(m),(n)
Equity in losses of unconsolidated affiliates	(6)	—		(6)	—
Net (loss) income	(122)			485
Net income (loss) attributable to noncontrolling interests	125	(10)	(o)	(85)	(15)	(o)
Net (loss) income attributable to membership interest	$(247)			$570

__________
(a)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)In 2021, adjustment to exclude primarily accelerated depreciation and amortization associated with Generation's decisions to early retire Byron, Dresden, and Mystic Units 8 and 9, partially offset by reversal of one-time charges resulting from the reversal of the previous decision to retire Byron and Dresden on September 15, 2021 and a gain on sale of Generation's solar business. Depreciation for Byron and Dresden was adjusted beginning September 15, 2021 to reflect the extended useful life estimates. In 2020, adjustment to exclude primarily one-time charges and accelerated depreciation and amortization associated with Generation’s decisions in the third quarter of 2020 to early retire Byron and Dresden nuclear facilities in 2021 and Mystic Units 8 and 9 in 2024.
(d)Adjustment to exclude primarily reorganization and severance costs related to cost management programs.
(e)In 2021, adjustment to exclude an impairment in the New England asset group, an impairment recorded as a result of the agreement to sell the Albany Green Energy biomass facility, and an impairment of a wind project at Generation. In 2020, adjustment to exclude primarily an impairment in the New England asset group in the third quarter of 2020.
(f)Adjustment to exclude direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees.
(g)Adjustment to exclude costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021.
(h)Adjustment to exclude costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(i)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(j)Adjustment to exclude changes in environmental liabilities.
(k)Adjustment to exclude the impact of suspension of contractual offset for the Byron units beginning in the second quarter of 2021 through September 15, 2021. With Generation's September 15, 2021 reversal of the previous decision to retire Byron, Generation resumed contractual offset for Byron as of that date.
(l)In 2021, adjustment to exclude an adjustment to the nuclear asset retirement obligation for Non-Regulatory Agreement Units resulting from the annual update in the third quarter of 2021.
(m)Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory Agreement Units.
(n)Adjustment to exclude primarily the adjustment to deferred income taxes due to changes in forecasted apportionment.
(o)Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to unrealized gains and losses on NDT fund investments for CENG units prior to Generation's acquisition of EDF's interest in CENG on August 6, 2021 and the noncontrolling interest portion of a wind project impairment.

Other (a)
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(343)	$—		$(361)	$—
Operating expenses
Purchased power and fuel	(323)	—		(331)	—
Operating and maintenance	(22)	(6)	(c)	(43)	—
Depreciation and amortization	16	—		19	—
Taxes other than income taxes	12	—		11	—
Total operating expenses	(317)			(344)
Gain on sales of assets and businesses	—	—		3	—
Operating loss	(26)			(14)
Other income and (deductions)
Interest expense, net	(79)	—		(89)	10	(d)
Other, net	17	4	(d)	16	—
Total other income and (deductions)	(62)			(73)
Loss before income taxes	(88)			(87)
Income taxes	(50)	(21)	(c),(d),(e)	65	(90)	(d),(e)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net loss	(37)			(151)
Net income attributable to noncontrolling interests	—			—
Net loss attributable to common shareholders	$(37)			$(151)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(921)	$—		$(990)	$—
Operating expenses
Purchased power and fuel	(868)	—		(927)	—
Operating and maintenance	(57)	(11)	(c)	(113)	3	(f)
Depreciation and amortization	53	—		61	—
Taxes other than income taxes	37	—		34	—
Total operating expenses	(835)			(945)
Gain on sales of assets and businesses	3	—		2	—
Operating loss	(83)			(43)
Other income and (deductions)
Interest expense, net	(240)	—		(269)	38	(d),(e)
Other, net	60	6	(d)	50	—
Total other income and (deductions)	(180)			(219)
Loss before income taxes	(263)			(262)
Income taxes	(8)	(17)	(c),(d),(e)	16	(78)	(d),(e),(f)
Equity in earnings of unconsolidated affiliates	1	—		—	—
Net loss	(254)			(278)
Net income attributable to noncontrolling interests	1			—
Net loss attributable to common shareholders	$(255)			$(278)
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(c)Adjustment to exclude costs related to the planned separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the planned separation, and employee-related severance costs.
(d)Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(e)Adjustment to exclude primarily the adjustment to deferred income taxes due to changes in forecasted apportionment.
(f)Adjustment to exclude reorganization costs related to cost management programs.

ComEd Statistics
Three Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	8,986	9,022	(0.4)%	4.6%	$978	$920	6.3%
Small commercial & industrial	8,243	7,809	5.6%	6.9%	433	379	14.2%
Large commercial & industrial	7,109	6,949	2.3%	3.5%	148	135	9.6%
Public authorities & electric railroads	228	235	(3.0)%	(2.9)%	11	10	10.0%
Other(b)	—	—	n/a	n/a	245	234	4.7%
Total rate-regulated electric revenues(c)	24,566	24,015	2.3%	4.9%	1,815	1,678	8.2%
Other Rate-Regulated Revenues(d)					(26)	(35)	(25.7)%
Total Electric Revenues					$1,789	$1,643	8.9%
Purchased Power					$703	$606	16.0%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	16	58	97	(72.4)%	(83.5)%
Cooling Degree-Days	866	923	641	(6.2)%	35.1%

Nine Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	22,228	21,928	1.4%	2.2%	$2,479	$2,389	3.8%
Small commercial & industrial	22,610	21,803	3.7%	3.4%	1,176	1,067	10.2%
Large commercial & industrial	19,956	19,619	1.7%	1.5%	420	388	8.2%
Public authorities & electric railroads	698	744	(6.2)%	(6.6)%	33	33	—%
Other(b)	—	—	n/a	n/a	676	663	2.0%
Total rate-regulated electric revenues(c)	65,492	64,094	2.2%	2.3%	4,784	4,540	5.4%
Other Rate-Regulated Revenues(d)					56	(41)	(236.6)%
Total Electric Revenues					$4,840	$4,499	7.6%
Purchased Power					$1,728	$1,557	11.0%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	3,632	3,451	3,972	5.2%	(8.6)%
Cooling Degree-Days	1,257	1,286	882	(2.3)%	42.5%

Number of Electric Customers	2021	2020
Residential	3,699,376	3,685,192
Small commercial & industrial	389,348	386,428
Large commercial & industrial	1,865	1,977
Public authorities & electric railroads	4,853	4,870
Total	4,095,442	4,078,467
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $9 million and $15 million for the three months ended September 30, 2021 and 2020, respectively, and $19 million and $31 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	4,318	4,477	(3.6)%	(1.4)%	$509	$518	(1.7)%
Small commercial & industrial	2,157	2,017	6.9%	7.7%	113	104	8.7%
Large commercial & industrial	3,880	3,791	2.3%	2.7%	67	66	1.5%
Public authorities & electric railroads	155	145	6.9%	7.2%	7	7	—%
Other(b)	—	—	n/a	n/a	61	58	5.2%
Total rate-regulated electric revenues(c)	10,510	10,430	0.8%	2.0%	757	753	0.5%
Other Rate-Regulated Revenues(d)					5	6	(16.7)%
Total Electric Revenues					762	759	0.4%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	2,244	2,121	5.8%	8.2%	36	32	12.5%
Small commercial & industrial	1,926	2,157	(10.7)%	(11.7)%	13	16	(18.8)%
Large commercial & industrial	4	9	(55.6)%	1.3%	—	—	n/a
Transportation	5,356	5,269	1.7%	5.0%	5	6	(16.7)%
Other(f)	—	—	n/a	n/a	2	1	100.0%
Total rate-regulated natural gas revenues(g)	9,530	9,556	(0.3)%	2.0%	56	55	1.8%
Other Rate-Regulated Revenues(d)					—	(1)	n/a
Total Natural Gas Revenues					56	54	3.7%
Total Electric and Natural Gas Revenues					$818	$813	0.6%
Purchased Power and Fuel					$277	$269	3.0%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	4	37	25	(89.2)%	(84.0)%
Cooling Degree-Days	1,094	1,128	1,013	(3.0)%	8.0%

Nine Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	11,201	10,874	3.0%	1.0%	$1,325	$1,277	3.8%
Small commercial & industrial	5,796	5,493	5.5%	3.9%	312	291	7.2%
Large commercial & industrial	10,627	10,393	2.3%	1.8%	183	174	5.2%
Public authorities & electric railroads	425	407	4.4%	4.3%	24	21	14.3%
Other(b)	—	—	n/a	n/a	167	171	(2.3)%
Total rate-regulated electric revenues(c)	28,049	27,167	3.2%	2.0%	2,011	1,934	4.0%
Other Rate-Regulated Revenues(d)					22	14	57.1%
Total Electric Revenues					2,033	1,948	4.4%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	27,945	25,867	8.0%	0.8%	251	252	(0.4)%
Small commercial & industrial	15,217	13,020	16.9%	7.5%	94	86	9.3%
Large commercial & industrial	13	20	(35.0)%	7.7%	—	—	N/A
Transportation	18,474	17,553	5.2%	4.0%	17	18	(5.6)%
Other(f)	—	—	n/a	n/a	4	3	33.3%
Total rate-regulated natural gas revenues(g)	61,649	56,460	9.2%	3.3%	366	359	1.9%
Other Rate-Regulated Revenues(d)					—	(1)	100.0%
Total Natural Gas Revenues					366	358	2.2%
Total Electric and Natural Gas Revenues					$2,399	$2,306	4.0%
Purchased Power and Fuel					$800	$768	4.2%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,710	2,594	2,865	4.5%	(5.4)%
Cooling Degree-Days	1,517	1,504	1,402	0.9%	8.2%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,514,836	1,505,080	Residential	495,752	490,158
Small commercial & industrial	155,006	154,183	Small commercial & industrial	44,435	44,138
Large commercial & industrial	3,108	3,105	Large commercial & industrial	6	5
Public authorities & electric railroads	10,271	10,149	Transportation	670	715
Total	1,683,221	1,672,517	Total	540,863	535,016
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended September 30, 2021 and 2020, and $5 million and $6 million for the nine months ended September 30, 2021 and 2020 respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million for both the three months ended September 30, 2021 and 2020, and $1 million for both the nine months ended September 30, 2021 and 2020, respectively.

BGE Statistics
Three Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	3,736	3,919	(4.7)%	(2.3)%	$383	$389	(1.5)%
Small commercial & industrial	779	756	3.0%	3.2%	73	65	12.3%
Large commercial & industrial	3,753	3,580	4.8%	3.6%	128	113	13.3%
Public authorities & electric railroads	52	51	2.0%	3.6%	7	7	—%
Other(b)	—	—	n/a	n/a	104	78	33.3%
Total rate-regulated electric revenues(c)	8,320	8,306	0.2%	0.9%	695	652	6.6%
Other Rate-Regulated Revenues(d)					(18)	(6)	200.0%
Total Electric Revenues					677	646	4.8%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	2,359	2,520	(6.4)%	(3.8)%	57	55	3.6%
Small commercial & industrial	902	862	4.6%	5.6%	10	9	11.1%
Large commercial & industrial	7,296	7,971	(8.5)%	(7.2)%	22	21	4.8%
Other(f)	612	1,417	(56.8)%	n/a	6	3	100.0%
Total rate-regulated natural gas revenues(g)	11,169	12,770	(12.5)%	(5.5)%	95	88	8.0%
Other Rate-Regulated Revenues(d)					(2)	(3)	(33.3)%
Total Natural Gas Revenues					93	85	9.4%
Total Electric and Natural Gas Revenues					$770	$731	5.3%
Purchased Power and Fuel					$290	$250	16.0%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	42	69	72	(39.1)%	(41.7)%
Cooling Degree-Days	739	751	607	(1.6)%	21.7%

Nine Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	10,046	9,807	2.4%	(0.2)%	$1,044	$1,034	1.0%
Small commercial & industrial	2,128	2,035	4.6%	2.1%	202	183	10.4%
Large commercial & industrial	10,054	9,657	4.1%	2.0%	342	311	10.0%
Public authorities & electric railroads	149	157	(5.1)%	(4.8)%	20	20	—%
Other(b)	—	—	n/a	n/a	269	233	15.5%
Total rate-regulated electric revenues(c)	22,377	21,656	3.3%	1.0%	1,877	1,781	5.4%
Other Rate-Regulated Revenues(d)					(11)	(18)	(38.9)%
Total Electric Revenues					1,866	1,763	5.8%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	25,758	26,394	(2.4)%	(11.3)%	354	342	3.5%
Small commercial & industrial	6,226	6,241	(0.2)%	(7.5)%	59	55	7.3%
Large commercial & industrial	29,559	28,236	4.7%	1.4%	103	96	7.3%
Other(f)	9,125	5,095	79.1%	n/a	41	16	156.3%
Total rate-regulated natural gas revenues(g)	70,668	65,966	7.1%	(5.4)%	557	509	9.4%
Other Rate-Regulated Revenues(d)					3	12	(75.0)%
Total Natural Gas Revenues					560	521	7.5%
Total Electric and Natural Gas Revenues					$2,426	$2,284	6.2%
Purchased Power and Fuel					$840	$731	14.9%

				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,708	2,499	2,956	8.4%	(8.4)%
Cooling Degree-Days	1,039	998	867	4.1%	19.8%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	1,194,254	1,187,498	Residential	649,745	644,872
Small commercial & industrial	114,814	114,038	Small commercial & industrial	38,216	38,173
Large commercial & industrial	12,584	12,428	Large commercial & industrial	6,167	6,083
Public authorities & electric railroads	268	267	Total	694,128	689,128
Total	1,321,920	1,314,231
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended September 30, 2021 and 2020, respectively, and $10 million and $9 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $3 million for both the three months ended September 30, 2021 and 2020, and $10 million and $7 million for the nine months ended September 30, 2021 and 2020, respectively.

Pepco Statistics
Three Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	2,457	2,532	(3.0)%	(2.4)%	$309	$307	0.7%
Small commercial & industrial	306	308	(0.6)%	(0.5)%	36	36	—%
Large commercial & industrial	3,862	3,615	6.8%	7.1%	244	195	25.1%
Public authorities & electric railroads	165	148	11.5%	11.6%	8	8	—%
Other(b)	—	—	n/a	n/a	53	47	12.8%
Total rate-regulated electric revenues(c)	6,790	6,603	2.8%	3.2%	650	593	9.6%
Other Rate-Regulated Revenues(d)					10	18	(44.4)%
Total Electric Revenues					$660	$611	8.0%
Purchased Power					$172	$163	5.5%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	—	30	10	(100.0)%	(100.0)%
Cooling Degree-Days	1,221	1,211	1,171	0.8%	4.3%

Nine Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather- Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	6,495	6,270	3.6%	1.1%	$785	$779	0.8%
Small commercial & industrial	884	870	1.6%	0.6%	101	101	—%
Large commercial & industrial	10,091	9,918	1.7%	1.4%	616	558	10.4%
Public authorities & electric railroads	506	501	1.0%	0.6%	24	25	(4.0)%
Other(b)	—	—	n/a	n/a	154	166	(7.2)%
Total rate-regulated electric revenues(c)	17,976	17,559	2.4%	1.2%	1,680	1,629	3.1%
Other Rate-Regulated Revenues(d)					56	21	166.7%
Total Electric Revenues					$1,736	$1,650	5.2%
Purchased Power					$471	$467	0.9%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,343	2,140	2,442	9.5%	(4.1)%
Cooling Degree-Days	1,724	1,665	1,677	3.5%	2.8%

Number of Electric Customers	2021	2020
Residential	839,574	828,578
Small commercial & industrial	53,849	53,813
Large commercial & industrial	22,586	22,485
Public authorities & electric railroads	179	167
Total	916,188	905,043
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended September 30, 2021 and 2020, respectively, and $4 million and $6 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	1,594	1,635	(2.5)%	(1.5)%	$198	$193	2.6%
Small commercial & industrial	671	621	8.1%	8.5%	53	45	17.8%
Large commercial & industrial	1,160	1,064	9.0%	9.6%	27	21	28.6%
Public authorities & electric railroads	10	10	—%	5.9%	4	3	33.3%
Other(b)	—	—	n/a	n/a	56	44	27.3%
Total rate-regulated electric revenues(c)	3,435	3,330	3.2%	4.0%	338	306	10.5%
Other Rate-Regulated Revenues(d)					(1)	8	(112.5)%
Total Electric Revenues					337	314	7.3%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Revenues(e)
Residential	399	441	(9.5)%	8.8%	10	11	(9.1)%
Small commercial & industrial	352	339	3.8%	13.9%	5	6	(16.7)%
Large commercial & industrial	395	402	(1.7)%	(1.8)%	2	1	100.0%
Transportation	1,303	1,231	5.8%	7.2%	3	3	—%
Other(f)	—	—	n/a	n/a	3	2	50.0%
Total rate-regulated natural gas revenues	2,449	2,413	1.5%	6.9%	23	23	—%
Other Rate-Regulated Revenues(d)					—	—	n/a
Total Natural Gas Revenues					23	23	—%
Total Electric and Natural Gas Revenues					$360	$337	6.8%
Purchased Power and Fuel					$138	$131	5.3%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	9	47	27	(80.9)%	(66.7)%
Cooling Degree-Days	998	1,012	894	(1.4)%	11.6%

Natural Gas Service Territory				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	11	55	38	(80.0)%	(71.1)%

Nine Months Ended September 30, 2021 and 2020

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Electric (in GWhs)
Rate-Regulated Electric Deliveries and Revenues(a)
Residential	4,245	4,088	3.8%	1.5%	$535	$501	6.8%
Small commercial & industrial	1,787	1,581	13.0%	11.9%	145	127	14.2%
Large commercial & industrial	3,145	3,185	(1.3)%	(1.7)%	70	66	6.1%
Public authorities & electric railroads	34	32	6.3%	8.5%	11	10	10.0%
Other(b)	—	—	n/a	n/a	143	148	(3.4)%
Total rate-regulated electric revenues(c)	9,211	8,886	3.7%	2.3%	904	852	6.1%
Other Rate-Regulated Revenues(d)					18	(14)	(228.6)%
Total Electric Revenues					922	838	10.0%
Natural Gas (in mmcfs)
Rate-Regulated Natural Gas Deliveries and Revenues(e)
Residential	5,507	5,256	4.8%	(1.2)%	67	68	(1.5)%
Small commercial & industrial	2,647	2,567	3.1%	(2.2)%	29	30	(3.3)%
Large commercial & industrial	1,247	1,265	(1.4)%	(1.6)%	5	3	66.7%
Transportation	4,997	4,811	3.9%	2.3%	11	10	10.0%
Other(f)	—	—	n/a	n/a	6	5	20.0%
Total rate-regulated natural gas revenues	14,398	13,899	3.6%	(0.3)%	118	116	1.7%
Other Rate-Regulated Revenues(d)					—	—	n/a
Total Natural Gas Revenues					118	116	1.7%
Total Electric and Natural Gas Revenues					$1,040	$954	9.0%
Purchased Power and Fuel					$402	$379	6.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,739	2,551	2,904	7.4%	(5.7)%
Cooling Degree-Days	1,376	1,332	1,239	3.3%	11.1%

Natural Gas Service Territory				% Change
Heating Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,848	2,664	3,025	6.9%	(5.9)%

Number of Electric Customers	2021	2020	Number of Natural Gas Customers	2021	2020
Residential	476,008	471,875	Residential	127,740	126,659
Small commercial & industrial	62,990	62,291	Small commercial & industrial	9,935	9,885
Large commercial & industrial	1,215	1,234	Large commercial & industrial	21	17
Public authorities & electric railroads	605	610	Transportation	158	160
Total	540,818	536,010	Total	137,854	136,721
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended September 30, 2021 and 2020, respectively, and $6 million and $7 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	1,540	1,533	0.5%	2.3%	$275	$263	4.6%
Small commercial & industrial	435	397	9.6%	12.8%	61	53	15.1%
Large commercial & industrial	874	851	2.7%	4.4%	49	46	6.5%
Public authorities & electric railroads	9	9	—%	(1.3)%	3	3	—%
Other(b)	—	—	n/a	n/a	63	50	26.0%
Total rate-regulated electric revenues(c)	2,858	2,790	2.4%	4.4%	451	415	8.7%
Other Rate-Regulated Revenues(d)					—	5	(100.0)%
Total Electric Revenues					$451	$420	7.4%
Purchased Power					$230	$211	9.0%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	11	58	34	(81.0)%	(67.6)%
Cooling Degree-Days	922	989	860	(6.8)%	7.2%

Nine Months Ended September 30, 2021 and 2020

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2021	2020	% Change	Weather - Normal % Change	2021	2020	% Change
Rate-Regulated Deliveries and Revenues(a)
Residential	3,443	3,193	7.8%	7.1%	$604	$545	10.8%
Small commercial & industrial	1,073	967	11.0%	11.1%	146	127	15.0%
Large commercial & industrial	2,351	2,287	2.8%	3.1%	139	131	6.1%
Public authorities & electric railroads	33	33	—%	0.7%	10	10	—%
Other(b)	—	—	n/a	n/a	158	159	(0.6)%
Total rate-regulated electric revenues(c)	6,900	6,480	6.5%	6.3%	1,057	972	8.7%
Other Rate-Regulated Revenues(d)					23	(20)	(215.0)%
Total Electric Revenues					$1,080	$952	13.4%
Purchased Power					$541	$469	15.4%

				% Change
Heating and Cooling Degree-Days	2021	2020	Normal	From 2020	From Normal
Heating Degree-Days	2,884	2,618	3,042	10.2%	(5.2)%
Cooling Degree-Days	1,246	1,300	1,165	(4.2)%	7.0%

Number of Electric Customers	2021	2020
Residential	499,775	497,222
Small commercial & industrial	61,838	61,521
Large commercial & industrial	3,209	3,305
Public authorities & electric railroads	707	694
Total	565,529	562,742
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended September 30, 2021 and 2020, and $2 million and $3 million for the nine months ended September 30, 2021 and 2020, respectively.
(d)Includes alternative revenue programs.

Generation Statistics

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,753	13,679	40,203	39,630
Midwest	23,909	24,471	70,363	71,929
New York	7,188	6,734	21,323	19,296
Total Nuclear Generation	44,850	44,884	131,889	130,855
Fossil and Renewables
Mid-Atlantic	491	304	1,675	1,864
Midwest	177	196	763	852
New York	—	1	1	3
ERCOT	4,670	4,394	10,250	10,658
Other Power Regions(b)	2,409	2,794	7,641	8,905
Total Fossil and Renewables	7,747	7,689	20,330	22,282
Purchased Power
Mid-Atlantic	4,565	8,252	12,123	17,924
Midwest	77	71	386	595
ERCOT	595	1,104	2,626	3,351
Other Power Regions(b)	13,585	14,512	38,778	37,981
Total Purchased Power	18,822	23,939	53,913	59,851
Total Supply/Sales by Region
Mid-Atlantic(c)	18,809	22,235	54,001	59,418
Midwest(c)	24,163	24,738	71,512	73,376
New York	7,188	6,735	21,324	19,299
ERCOT	5,265	5,498	12,876	14,009
Other Power Regions(b)	15,994	17,306	46,419	46,886
Total Supply/Sales by Region	71,419	76,512	206,132	212,988

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Outage Days(d)
Refueling	22	17	172	203
Non-refueling	—	4	10	15
Total Outage Days	22	21	182	218
__________
(a)Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants. Includes the total output for fully owned plants and the total output for CENG prior to the acquisition of EDF’s interest on August 6, 2021 as CENG was fully consolidated.
(b)Other Power Regions includes New England, South, West, and Canada.
(c)Includes affiliate sales to PECO, BGE, Pepco, DPL, and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)Outage days exclude Salem.

	Three Months Ended		Nine Months Ended
ZEC Prices	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
State (Region)
New Jersey (Mid-Atlantic)	$10.00	$10.00	$10.00	$10.00
Illinois (Midwest)	16.50	16.50	16.50	16.50
New York (New York)	21.38	19.59	20.78	19.59

	Three Months Ended		Nine Months Ended
Capacity Prices	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic and Midwest)	$165.73	$187.87	$178.03	$159.50
ComEd (Midwest)	195.55	188.12	191.42	194.22
Rest of State (New York)	160.44	89.30	94.12	54.32
Southeast New England (Other)	154.37	176.67	166.76	200.69

	Three Months Ended		Nine Months Ended
Electricity Prices	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Location (Region)
PJM West (Mid-Atlantic)	$41.77	$22.75	$33.70	$20.24
ComEd (Midwest)	39.68	20.98	31.76	18.57
Central (New York)	36.27	19.53	26.58	16.33
North (ERCOT)	42.67	27.14	182.23	21.83
Southeast Massachusetts (Other)(a)	45.23	22.95	41.54	21.26
__________
(a)Reflects New England, which comprises the majority of the activity in the Other region.